Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Units in North Haven Private Income Fund LLC

For Clients of

Morgan Stanley Financial Adviser or Private Wealth Advisor

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

The Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on September 14, 2026 and this Notice of Withdrawal must be received by

the Company as set forth below by 12:01 a.m.,

Eastern Time, on September 14, 2026, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE SEND COMPLETED FORMS TO YOUR MORGAN STANLEY FINANCIAL ADVISOR / PRIVATE WEALTH ADVISOR OR NORTH HAVEN PRIVATE INCOME FUND LLC (THE “COMPANY”). PLEASE DO NOT SEND THE COMPLETED FORMS TO THE COMPANY’S TRANSFER AGENT. If the forms are sent to the Company’s transfer agent, your withdrawal may not be processed in a timely manner.

Please submit the form by:

1. the web by logging into OneMSIM with your credentials and selecting “Self Service” in the upper right corner of the webpage:

https://matrix.ms.com

or

2. email to the Company at nhpif@seic.com

You are responsible for confirming that this Notice is received timely by the Company. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by North Haven Private Income Fund LLC.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name: North Haven Private Income Fund LLC
Fund Account #:
Account Name/Registration:

The undersigned represents that the undersigned is the beneficial owner of the units in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing unitholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Notice of Withdrawal of Tender

Regarding Units in North Haven Private Income Fund LLC

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

The Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on September 14, 2026 and this Notice of

Withdrawal must be received by the Company as set forth below by 12:01 a.m.,

Eastern Time, on September 14, 2026, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE SEND COMPLETED FORMS TO NORTH HAVEN PRIVATE INCOME FUND LLC (THE “COMPANY”). PLEASE DO NOT SEND THE COMPLETED FORMS TO THE COMPANY’S TRANSFER AGENT. If the forms are sent to the Company’s transfer agent, your withdrawal may not be processed in a timely manner.

Please submit the form by email to the Company at nhpif@seic.com

You are responsible for confirming that this Notice is received timely by the Company. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Company.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name: North Haven Private Income Fund LLC
Fund Account #:
Account Name/Registration:

The undersigned represents that the undersigned is the beneficial owner of the units in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing unitholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date